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                                                                   EXHIBIT 10.16
                                                      1999 EQUITY INCENTIVE PLAN


                         COMMONWEALTH ENERGY CORPORATION

                           1999 EQUITY INCENTIVE PLAN

                                  FOR EMPLOYEES

         1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its Subsidiaries, by offering them an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock Awards and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 23.

         2. SHARES SUBJECT TO THE PLAN.

         2.1 Number of Shares Available. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be Seven Million (7,000,000) Shares. Shares that are subject to
(a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued will again become available for grant and issuance under the Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

         2.2 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Board.

         3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted to employees (including officers and directors who are also employees) of the Company or of a Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Subsidiary of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under this Plan.

         4.       ADMINISTRATION.

         4.1 Board Authority. This Plan will be administered by the Board based on the recommendations of the Committee. Subject to the general purposes, terms and conditions of this Plan, the Board will have full power to implement and carry out this Plan. Without limitation, the Board will have the authority to:


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         (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

         (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

         (c) select persons to receive Awards;

         (d) determine the form and terms of Awards;

         (e) determine the number of Shares or other consideration subject to Awards;

         (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any parent or Subsidiary of the Company;

         (g) grant waivers of Plan or Award conditions;

         (h) determine the vesting, exercisability and payment of Awards;

         (i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

         (j) determine whether an Award has been earned; and

         (k) make all other determinations necessary or advisable for the administration of this Plan.

         4.2 Board Discretion. Any determination made by the Board with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Board may delegate to the Committee or one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

         5. OPTIONS. The Board may grant Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NQSOs") to eligible persons. The Board shall determine the type of Option which may be granted to an eligible person (ISO or NQSO), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised and all other terms and conditions of the Option, subject to the following:

         5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO ("Stock Option Agreement"), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Board may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

         5.2 Date of Grant. The date of grant of an Option will be the date on which the Board makes the determination to grant such Option, unless otherwise specified by the Board. A Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

         5.3 Exercise Period. Options shall be exercisable within the times or upon the events determined by the Board as set forth in the Stock Option Agreement governing such Option, subject to the following limitations:

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         (a) no Option will be exercisable after the expiration of ten (10)
years from the date the Option is granted;

         (b) Options shall be exercisable at the rate of at least 25% of the Option Shares per year over four years from the date the Option Award is granted, with the initial vesting to occur one (1) year after the Option grant date. However, this minimum vesting requirement shall not be applicable with respect to any Option granted to (i) any officers of the Company, (ii) members of the Board or of the board of any Subsidiary or (iii) consultants who provide services to the Company (or any Subsidiary of the Company); and

         (c) no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("Ten Percent Stockholder") will be exercisable after the expiration of five (5) years from the date the ISO is granted.

         Subject to the foregoing limitations, the Board may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as it determines.

         5.4 Exercise Price. The Exercise Price of an Option will be determined by the Board when the Option is granted; provided that the Exercise Price of an ISO (i) is not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

         5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Board (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desired by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

         5.6 Termination. Notwithstanding the exercise periods set forth in a Stock Option Agreement, exercise of an Option will always be subject to the following:

         (a) If a Participant is Terminated for any reason except for retirement, death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than thirty (30) days after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Board, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

         (b) If a Participant is Terminated because of the Participant's retirement, death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant's Disability), then the Participant's Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant's legal representative or authorized assignee) no later than twenty-four (24) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Board, with any Options exercised beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for the Participant's Disability, deemed to be NQSOs), but in any event no later than the expiration date of the Options.


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         (c) Notwithstanding the provisions in paragraph 5.6(a) above, if a
Participant is terminated for Cause, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or any Subsidiary of the Company for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to a Participant that his or her service is terminated.

         5.7 Limitations on Exercise. The Board may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent a Participant from exercising the Option for the full number of Shares for which it is then exercisable.

         5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

         5.9 Modification, Extension or Renewal. The Board may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Board may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

         5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to an ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under
Section 422 of the Code.

         6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares of Restricted Stock. The Board will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

         6.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that will be in such form (which need not be the same for each Participant) as the Board will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Board.

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         6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a
Restricted Stock Award will be determined by the Board on the date the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price will be 100% of the Fair Market Value of the Shares. Payment of the Purchase Price may be made in accordance with Section 8 of this Plan.

         6.3 Restrictions and Conditions. Shares of Restricted Stock transferred to a Participant pursuant to an Award will be subject to the following restrictions and conditions:

         (a) Subject to the provisions of the Plan and the Award Agreement, during a period established by the Board commencing with the date of such Award (the "Restriction Period"), the Participant will not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under the Plan. Within these limits the Board, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on the completion of a specified number of years of service subject, however, to any requirements under California law, including without limitation the restrictions contained in Section 5.3 hereof. Restriction Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Restriction Periods and have different performance goals and other criteria.

         (b) Except as otherwise provided in Section 6.3(a) and this paragraph
(b), the Participant will have with respect to shares of Restricted Stock all the rights of a shareholder of the Company, including the right to vote the shares and the right to receive cash dividends. Stock dividends issued with respect to Restricted Stock will be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

         (c) Subject to the applicable provisions of the Award Agreement and this Section 6, and except as otherwise determined by the Board, upon the Participant's Termination during the Restriction Period, or in the event that a performance goal on which the vesting of Restricted Stock is conditioned is not attained by the end of the Restriction Period, all shares still subject to restriction (i) in the case of shares of Restricted Stock that were purchased by the Participant pursuant to a Restricted Stock Award or the exercise of an Option, will be subject for a period of ninety (90) days following the end of the Restriction Period to the Company's right to repurchase all or a portion of such shares, for cash and/or cancellation of purchase money indebtedness, at the price paid by the Participant for such shares, and (ii) in the case of any other Restricted Stock, will be forfeited.

         (d) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to the Restriction Period, certificates for an appropriate number of unrestricted Shares will be delivered to the Participant promptly.

         7. STOCK BONUSES.

         7.1 Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Subsidiary of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Subsidiary of the Company pursuant to an Award Agreement (the "Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Board will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded in such form (which need not be the same for each Participant) as the Board may from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company or Subsidiary and/or individual performance factors or upon such other criteria as the Board may determine.

         7.2 Terms of Stock Bonuses. The Board will determine the number of Shares to be awarded to the Participant in connection with a Stock Bonus. If a Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Board will: (a)


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determine the nature, length and starting date of any Performance Period for such Stock Bonus; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Board shall determine the extent to which such Stock Bonus has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Board. The Board may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as it deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

         7.3 Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Board may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Board will determine.

         8. PAYMENT FOR SHARE PURCHASES.

         8.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for a Participant by the Board and where permitted by law:

         (a) by cancellation of indebtedness of the Company to the Participant;

         (b) by surrender of shares that either: (1) have been owned by a Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by a Participant in the public market;

         (c) by tender of a full recourse promissory note having such terms as may be approved by the Board and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

         (d) by waiver of compensation due or accrued to a Participant for services rendered;

         (e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

                  (1) through a "same day sale" commitment from a Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                  (2) through a "margin" commitment from a Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

         (f) by any combination of the foregoing.

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         8.2 Loan Guarantees. The Board may help a Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

         9. WITHHOLDING TAXES.

         9.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require a Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

         9.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Board may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Board and be in writing in a form acceptable to the Board.

         10. PRIVILEGES OF STOCK OWNERSHIP.

         10.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares in question are issued to such Participant. After the Shares in question are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's Purchase Price or Exercise Price pursuant to Section 12.

         10.2 Financial Statements. The Company will provide financial statements to each Participant prior to such Participant's purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

         11. TRANSFERABILITY. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution. During the lifetime of the Participant an Award will be exercisable only by the Participant.

         12. RIGHT OF REFUSAL. Until such time as the Shares are first registered under Section 12(g) of the Exchange Act, the Company shall have the right of first refusal with respect to any proposed disposition by a Participant (or any successor in interest) of any Shares sold pursuant to a Restricted Stock Award or issued as a Stock Bonus. Such right of first refusal shall be exercisable in accordance with the terms established by the Board and set forth in the Award Agreement evidencing such Restricted Stock Award or Stock Bonus.

         13. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Board may deem


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necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

         14. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares, the Board may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Board, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Board may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant's obligation to the Company under the promissory note; provided, however, that the Board may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Board will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

         15. EXCHANGE AND BUYOUT OF AWARDS. The Board may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Board may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Board and the Participant may agree.

         16. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

         17. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary of the Company or limit in any way the right of the Company or any Subsidiary of the Company to terminate a Participant's employment or other relationship at any time, with or without cause.

         18. CORPORATE TRANSACTIONS.

         18.1 Change in Control. Notwithstanding any other provision of the Plan, in the event of a "Change in Control" as hereinafter defined, and as part of the Change in Control a Participant's employment is terminated in fact or as a result of a "Constructive Termination" as hereinafter defined, each outstanding Option will become exercisable in full.

         A "Change in Control" shall be deemed to have occurred if:


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         (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or
(iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Section 13(d) of the Exchange Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the Exchange
Act) of such person, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

         (b) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

         (c) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         A "Constructive Termination" shall be deemed to have occurred if:

11. A reduction in base salary below current level.

         12. Any material change to the duties and responsibilities of the Participant's position as described in the employment Agreement or other documentation regarding the Participant's duties and responsibilities as an employee absent the Employee's written consent, or removal from such position prior to the termination of the employment agreement absent the Employee's written consent.

         13. A change of more than forty (40) miles in the office or location where the Employee is based, provided that a change in the Employee's office location prior to a Change of Control which is directly caused by the relocation of the Company's headquarters office from its present address of 15901 Red Hill Avenue, Suite 100, Tustin, CA 92780 must be more than fifty (50) miles from that address, in order to constitute an event of Constructive Termination.

         In the event of a merger or consolidation in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of sale or transfer of all or substantially all of the Company's assets (a "covered transaction"), all outstanding Options may be terminated by the Board as of the effective date of the covered transaction, subject to the following: If the covered transaction follows a Change in Control or would give rise to a Change in Control, no Option will be terminated (without the consent of the optionee) prior to the expiration of 20 days following the later of (i) the date on which the Option became fully exercisable and (ii) the date on which the Optionee received written notice of the covered transaction.

         18.2 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature


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of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assume an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

         19. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date on which the Plan is adopted by the Board. This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; and
(b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company. In the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded. Further, in the event that stockholder approval of an increase in the number of Shares subject to the Plan is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.

         20. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

         21. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

         22. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

         23. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

         "AWARD" means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

         "AWARD AGREEMENT" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

         "BOARD" means the Board of Directors of the Company.

         "CAUSE" means the commission of an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or a Subsidiary of the Company.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITTEE" means the Compensation Committee of the Board.

         "COMPANY" means Commonwealth Energy Corporation or any successor corporation.

         "DISABILITY" means a disability, whether temporary or permanent, partial or total, as determined by the Board.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXERCISE PRICE" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

         "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

         (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

         (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

         (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

         (d) if none of the foregoing is applicable, by the Board in good faith.

         "INSIDER" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

         "OPTION" means an award of an option to purchase Shares (which consist of Restricted Stock) pursuant to Section 5.

         "PARTICIPANT" means a person who receives an Award under this Plan.

         "PERFORMANCE FACTORS" means the factors selected by the Board from among the following measures to determine whether the performance goals established by the Board and applicable to Awards have been satisfied:

         (a)      Net revenue and/or net revenue growth;

         (b) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

         (c)      Operating income and/or operating income growth;

         (d)      Net income and/or net income growth;

         (e)      Earnings per share and/or earnings per share growth;

         (f) Total stockholder return and/or total stockholder return growth;

         (g)      Return on equity;

         (h)      Operating cash flow return on income;

         (i)      Adjusted operating cash flow return on income;

         (j)      Economic value added; and

         (k)      Individual confidential business objectives.

         "PLAN" means this Commonwealth Energy Corporation Equity Incentive Plan, as amended from time to time.

         "RESTRICTED STOCK" means Shares that are subject to the restrictions described in Section 6.3.

         "RESTRICTED STOCK AWARD" means an award of Shares pursuant to Section
6.

         "RESTRICTION PERIOD" means the period of service determined by the Board, not to exceed five years, during which years of service or performance are to be measured for Restricted Stock Awards or Stock Bonuses.

         "SEC" means the Securities and Exchange Commission.

         "SHARES" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

         "STOCK BONUS" means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

         "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "TERMINATION" or "TERMINATED" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of
(i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Board, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Board may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Board will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

         "UNVESTED SHARES" means "Unvested Shares" as defined in the Award Agreement.

         "VESTED SHARES" means "Vested Shares" as defined in the Award
Agreement.


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